Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Fred Zinn, President and CEO Phone: (914) 428-9098 Fax: (914) 428-4581 E Mail: Drew@drewindustries.com

Drew Industries to Present Webcast of
Fourth Quarter Conference Call on February 20

WHITE PLAINS, N.Y., February 7, 2013 — Drew Industries Incorporated (NYSE: DW), a manufacturer of components for the recreational vehicle and manufactured housing industries, will release its fourth quarter 2012 financial results before the market opens on Wednesday, February 20, 2013.

Drew Industries also will host a conference call on Wednesday, February 20th at 11 a.m. ET to discuss its results and other business matters. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on Drew Industries’ website at www.drewindustries.com.

Participating in the conference call will be:

Leigh Abrams, Chairman, Drew Industries
Fred Zinn, President and CEO, Drew Industries
Jason Lippert, CEO and Chairman, Lippert Components, Inc. and Kinro, Inc.
Joe Giordano, CFO and Treasurer, Drew Industries

About Drew
Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture, and slide-out mechanisms for RVs. In addition, Drew manufactures components for modular housing, truck caps and buses, as well as for trailers used to haul boats, livestock, equipment and other cargo. Currently, from 30 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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